Exhibit 21.1

Subsidiaries of the Company

Company

State of Organization

Green Plains Essex Inc. fka Essex Elevator, Inc.

Iowa

Green Plains Obion LLC fka Ethanol Grain Processors, LLC

Tennessee

Green Plains Shenandoah LLC fka GPRE Shenandoah, LLC

Delaware

Green Plains Grain Company LLC

Delaware

Green Plains Bluffton LLC fka Indiana Bio-Energy, LLC

Indiana

Green Plains Superior LLC fka Superior Ethanol, L.L.C.

Iowa

Green Plains VBV LLC fka VBV LLC

Delaware

Green Plains Trade Group LLC

Delaware

Green Plains Holding LLC

Delaware

Green Plains Central City LLC

Delaware

Green Plains Ord LLC

Delaware

Green Plains Commodities LLC

Delaware

Blendstar LLC

Texas